Five Oaks Investment Corp. Announces Public Offering of Additional Shares of 8.75% Series A Cumulative Redeemable Preferred Stock

NEW YORK, May 21, 2014 /PRNewswire/ -- Five Oaks Investment Corp. (NYSE: OAKS) (the "Company") today announced that the Company has commenced an underwritten public offering of additional shares of its 8.75% Series A Cumulative Redeemable Preferred Stock (liquidation preference $25.00 per share) (the "Series A Preferred Stock"). The offering is a re-opening of the Company's original issuance of Series A Preferred Stock, which occurred in December 2013 and the subsequent overallotment option exercise in January 2014. In addition, the Company will grant the underwriters a 30-day option to purchase up to an additional 15% of the Series A Preferred Stock. The Series A Preferred Stock is listed on the NYSE under the symbol "OAKS-PrA." The Company has applied to list the additional shares under the same symbol.

The Company intends to use the net proceeds from the offering to purchase legacy non-Agency residential mortgage-backed securities, or RMBS, non-Agency mortgage assets (including new issue non-Agency RMBS and mortgage loans, including prime jumbo residential whole loans), multi-family MBS and, to a lesser extent, Agency RMBS.

Keefe, Bruyette & Woods, Inc. is acting as the sole book-running manager for the offering. BTIG LLC, Ladenburg Thalmann & Co. Inc., a subsidiary of Ladenburg Thalmann Financial Services Inc. (NYSE MKT: LTS), and Mitsubishi UFJ Securities (USA), Inc. are acting as co-managers for the offering.

A shelf registration statement (File No. 333-195499) relating to the securities being offered has been filed with and declared effective by the Securities and Exchange Commission (the "SEC"). This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful before registration or qualification thereof under the securities laws of any such state or jurisdiction. The offering of the Series A Preferred Stock will be made only by means of a preliminary prospectus supplement which will be filed by the Company with the SEC, and the accompanying base prospectus, which is filed as part of the Company's effective shelf registration statement. Copies of the preliminary prospectus supplement, together with the accompanying prospectus, and the final prospectus supplement, when available, can be obtained at the SEC's website at http://www.sec.gov or from Keefe, Bruyette & Woods, Inc., Attn: Equity Capital Markets, 787 Seventh Avenue, 4th Floor, New York, NY 10019 (telephone number: 1-800-966-1559).

About Five Oaks Investment Corp.

Five Oaks Investment Corp. is a real estate investment trust ("REIT") focused on investing primarily in residential mortgage-backed securities, multi-family mortgage backed securities, residential mortgage loans, mortgage servicing rights and other mortgage-related investments. Five Oaks Investment Corp. is externally managed and advised by Oak Circle Capital Partners LLC.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the U.S. securities laws that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of the Company's business, financial condition, liquidity, results of operations, plans and objectives. You can identify forward-looking statements by use of words such as "believe," "expect," "anticipate," "estimate," "plan," "continue," "intend," "should," "may" or similar expressions or other comparable terms, or by discussions of strategy, plans or intentions. Statements regarding the Company's ability to complete this securities offering and the Company's anticipated use of the net proceeds of this securities offering, among others, may be forward-looking. Forward-looking statements are based on the Company's beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. Actual results may differ from expectations, estimates and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company's control. Additional information concerning these and other risk factors are contained in the Company's most recent filings with the Securities and Exchange Commission, which are available on the Securities and Exchange Commission's website at www.sec.gov.

All subsequent written and oral forward-looking statements that the Company makes, or that are attributable to the Company, are expressly qualified in their entirety by this cautionary notice. Any forward-looking statement speaks only as of the date on which it is made. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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CONTACT: David Oston, Chief Financial Officer, Five Oaks Investment Corp., (212) 257-5073